UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 2, 2025

PERASO INC.
(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2033 Gateway Pl., Suite 500

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2025, Peraso Inc. (the “Company”) extended the expiration date of its outstanding Series C warrants (the “Series C Warrants”) to 5:00 p.m. (New York City time) on August 4, 2025, by entering into an amendment (the “Amendment”) with each holder of the Series C Warrants.

The Series C Warrants to purchase up to an aggregate of 2,246,030 shares of the Company’s common stock, par value $0.001 per share, were issued on November 6, 2024 pursuant to the terms of certain inducement offer letter agreements, each dated November 5, 2024, by and between the Company and each holder of the Series C Warrants. The Series C Warrants have an exercise price of $1.61 per share and would otherwise have expired at 5:00 p.m. (New York City time) on May 6, 2025.

The resale of the shares of common stock issuable upon exercise of the Series C Warrants has been registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-283573), which was declared effective by the Securities and Exchange Commission on December 10, 2024.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Series C Common Stock Purchase Warrant
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: May 2, 2025	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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